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Exhibit 11.

Computation of Weighted Average Shares Outstanding and Earnings Per Share

Shares Outstanding End of Month - 2nd Quarter

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                                                                             2001
                                                                        --------------
                            April                                           3,979,483
                            May                                             3,979,483
                            June                                            3,979,483
                                                                        --------------
                                                                           11,938,449

                            Divided by:                                    3 months
                                                                        --------------

                                                                            3,979,483
                                                                        ==============

                            Net Income                                      1,276,642
                                                                        ==============

                            Net Income Per Share - Basic                   $     0.32

Shares Outstanding End of Month - YTD


                            January                                         3,981,008
                            February                                        3,979,483
                            March                                           3,979,483
                            April                                           3,979,483
                            May                                             3,979,483
                            June                                            3,979,483
                                                                        --------------
                                                                           23,878,423

                            Divided by:                                     6 months
                                                                        --------------

                                                                            3,979,737
                                                                        ==============

                            Net Income                                      2,874,521
                                                                        ==============

                            Net Income Per Share - Basic & Diluted         $     0.72

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